Exhibit 99.1

FOR IMMEDIATE RELEASE

At the Company
Donna Kush	Dave Pleiss
Director, Corporate Communications	Director, Investor Relations
(402) 827-8931	(402) 597-5658
dkush@ameritrade.com	dpleiss@ameritrade.com

AMERITRADE AUTHORIZES ITS FIRST EVER SHARE REPURCHASE
PLAN, UPDATES GUIDANCE & ANNOUNCES NON-CASH CHARGE

Omaha, Neb., September 9, 2002 — Ameritrade Holding Corporation (Nasdaq: AMTD) today updated its Outlook Statement for the Company’s fourth fiscal quarter ending September 27, 2002. For the fourth quarter, the Company expects earnings per share from operations of approximately $0.04, excluding the one-time charge mentioned below. This includes results for Ameritrade for the full quarter and for Datek beginning September 9, 2002, the date of the merger. The Company expects modest synergies to be realized for the remainder of the quarter.

Non-cash Charge

Additionally, Ameritrade has made a decision to sell its TradeCast subsidiaries and consequently will record a non-cash, pre-tax charge to earnings of approximately $65 million in this quarter, or approximately $0.23 per share. The assets affected consist primarily of goodwill. As a result, the Company expects to report a net loss per share of approximately $0.19 in the fourth quarter.

Once the sale of TradeCast is completed, it is expected to result in approximately $8 million in annualized operating cash flow savings.

“In our evaluation of the Datek assets, we recognized redundancies with TradeCast and decided to leverage Datek’s technology in a way that also allows us to be more productive and provide an outstanding offering for our clients,” said Joe Moglia, CEO of Ameritrade. This decision will not result in any changes for the Ameritrade Pro clients at this time, and a transition plan is being developed to assist clients in their use of the Datek Direct trading platform when appropriate.

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Ameritrade / Page 2

Share Repurchase Program

Ameritrade’s new Board of Directors has approved an initial program to repurchase up to 40 million shares of the Company’s common stock from time to time over a two-year period. “We will be primarily using cash on hand to fund our initial efforts and expect to utilize operating profits going forward for future purchases,” said Joe Moglia. “With the present valuation of our stock, we believe this repurchase program is one of the best uses of our financial resources and proves our confidence in Ameritrade’s long-term growth prospects.”

The program will commence on September 19, 2002 and will be implemented through Deutsche Bank.

Recent Purchases by Officers and Director

Recently, two executives and one former Director bought additional shares for a combined total of 919,365.

•	Chief Executive Officer, Joe Moglia — 640,000 shares

•	Chief Strategy Officer, Phylis M. Esposito — 100,000 shares

•	Former Director, Robert T. Slezak — 179,365 shares

Outlook

Ameritrade has updated its guidance for the fourth quarter of fiscal year 2002 in the “Outlook Statement” section of its corporate Web site located at www.amtd.com.

About Ameritrade Holding Corporation

Ameritrade Holding Corporation (www.amtd.com) has a 27-year brokerage history of providing a self-directed approach to investment services. The Company, through its Private Client and Institutional Client divisions, provides tiered levels of brokerage products and services tailored to meet the varying investing, trading and execution needs of individual investors, financial institutions and corporations. Ameritrade’s landmark merger with Datek Online Holdings Corp. combines the client service, technology, products and innovation of both companies to bring enhanced value to its clients and shareholders.

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Ameritrade / Page 3

Safe Harbor

This release contains forward-looking statements that are made pursuant to the safe harbor provisions for forward-looking statements in the federal securities laws. In particular, all statements regarding our expected earnings per share from operations, excluding the effects of the non-cash, pre-tax charge, expected synergies for the remainder of the fourth fiscal quarter, our non-cash, pre-tax charge to earnings, expected net loss per share and expected annualized operating cash flow savings are forward-looking statements. These statements only reflect the Company’s current expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements. Important factors that could cause the Company’s actual results to be materially different from its expectations include the failure to successfully integrate the operations of Ameritrade and Datek, lower than expected operational cost savings resulting from the merger, general economic and political conditions, volatility in the stock market, competition, systems failures and capacity constraints, regulatory and legal uncertainties and other risks disclosed in the Company’s most recent Form S-4 and Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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